UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement

On March 7, 2007, Foot Locker, Inc. (the “Company”) entered into an amendment of its Fifth Amended and Restated Credit Agreement dated as of April 9, 1997 and amended and restated as of May 19, 2004 (the “Credit Agreement”), to provide that the Company may spend up to $300 million to repurchase shares of its capital stock during the term of the Credit Agreement. The Company’s Board of Directors has approved the $300 million share repurchase program, replacing the $150 million repurchase program approved by the Board in February 2006.

A copy of the amendment to the Credit Agreement is filed as Exhibit 10.1 to this report, and the description of the amendment herein is qualified in its entirety by reference to such amendment.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment to Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: March 12, 2007	By:	/s/ Robert W. McHugh
Senior Vice President and Chief Financial Officer